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                                                                  Exhibit 10.138


                       Mace Security International, Inc.
                         1000 Crawford Place, Suite 400
                              Mt. Laurel, NJ 08054
                            Telephone: 856-778-2300
                            Facsimile: 856-439-1723

Wednesday, February 6, 2002

Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza
Suite 9-112
Chicago, Illinois 60654

Re: Master Facility Agreement and Equity Purchase Agreement
    -------------------------------------------------------

Gentlemen:

     This letter is being delivered to confirm our understanding with respect to certain issues under that certain Master Facility Agreement dated as of April 5, 2000 (the "Master Facility Agreement"), by and between MACE SECURITY INTERNATIONAL, INC., a Delaware corporation (the "Company") and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company ("Fusion"), and that certain Equity Purchase Agreement dated as of April 17, 2000 by and between the Company and Fusion (the "Equity Purchase Agreement"), with respect to the purchase by Fusion of up to $12.0 million of common stock of the Company. All capitalized terms used in this letter that are not defined in this letter shall have the meanings set forth in the Master Facility Agreement.

     Pursuant to Section 6 of the Equity Purchase Agreement and that certain letter agreement dated as of January 25, 2001, between the parties, Fusion has the right to terminate the Equity Purchase Agreement on or after February 20, 2001. Fusion hereby agrees that it shall not exercise its termination rights exercisable pursuant to Section 6 of the Equity Purchase Agreement prior to February 20, 2003. The parties Pursuant to Section 4(f) of the Master Facility Agreement, Fusion has agreed not to sell the First Closing Commitment Shares prior to termination of the Master Facility Agreement or the Equity Purchase Agreement is fully performed.

                              Very truly yours,

                              MACE SECURITY INTERNATIONAL, INC.

                              By:   /s/ Robert M. Kramer
                                    --------------------
                                    Robert M. Kramer, Executive V.P.

ACKNOWLEDGED AND AGREED:
FUSION CAPITAL FUND II, LLC

By:  /s/ Joshua B. Scheinfeld
     ------------------------
     Joshua B. Scheinfeld
     A Managing Member